TRANSLATION

of the

GENERAL BY-LAWS OF

6535039 CANADA INC.

BY-LAW NUMBER I

This By-law is known and designated under the title: By-law of internal management.

1 .Interpretation. In this by-law and all other by-laws of the Corporation,unless the context otherwise specifies or requires:

1.1

"Act" means the Canada Business Corporations Act, R.S.C., 1985, c. C-44 and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation shall be read as referring to the substituted provisions therefor,

1.2

"by-law" means any by-law of the Corporation, including any special by-law, from time to time in force and effect;

1.3

all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act,

1.4

words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of persons; and

1.5

the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provision.

MEETINGS OF SHAREHOLDERS

2.

Annual meeting. The annual meeting of the shareholders shall be held not later than 15 months after the holding of the last annual meeting at the registered office of the Corporation or at any place within Canada, as determined by the directors or at any other place outside Canada as may be agreed upon by all the shareholders entitled to vote at that meeting on such day and in any event at such time as the directors shall have determined.

3.

Special general meetings. Special general meetings of the shareholders of the Corporation may be called at any time:

3.1

by the Chairman of the Board (if any) or the President;

3.2

on resolution of the board;

3.3

on requisition signed by all the directors of the Corporation and delivered to the Secretary of the Corporation;

3.4

on written requisition delivered to each of the directors of the Corporation and at the registered office of the Corporation and signed by the holders of not less than 5% of the issued shares of the Corporation that carry the right to vote at the meetings sought to be held for the purposes stated in such requisition;

3.5

on order of the Court or in any other manner provided by law.

Such meetings shall be held on such date and time as may be determined by the person, persons or Court, as the case may be, which causes the same to be called and such meeting shall be held at a place to be determined in the same manner as the place of annual meetings.

Such meetings shall be held, conducted, adjourned or concluded in accordance with the by-laws of the Corporation, the provisions of the Act or the order of the court. Unless otherwise provided, such meetings shall be convened by the Secretary or any Assistant Secretary pursuant to notice as herein provided.

4.

Notice. A written notice stating the day, hour and place of meeting and the general nature of the business to be transacted, together with the text of any special resolution to be submitted, shall be given to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation as a shareholder, to each director and the auditors of the Corporation at least 21 days and not more than 60 days before the date of every meeting.

By exception, a meeting of shareholders may be held for any purpose at any date and time and at any place within Canada or at any other place outside Canada without notice if all the shareholders entitled to notice of such meeting are present in person or represented by proxy at the meeting or if all the shareholders entitled to notice of such meeting and not present in person 'nor represented by proxy* shall have agreed and waived notice. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by telegram, cable or telex addressed to the Corporation. The notice of any special meeting must indicate the questions that will be treated at such meeting.

5.

Attendance at meetings. In addition to the shareholders entitled to vote thereat, the directors, the Secretary or any Assistant Secretary, the auditor and legal counsel of the Corporation are entitled to attend and participate, but not to vote at any meeting of shareholders of the Corporation and the auditor and all directors who are not shareholders shall be entitled to receive all notices and other communications relating to any such meeting that a shareholder is entitled to receive.

6.

Omission of notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

7.

Record dates. The directors may affix in advance a date and time as the record date for the determination of the shareholders entitled to notice of meetings of the shareholders and such record date save as may be further restricted by the rules of any stock exchange to which the Corporation is bound, shall not precede by more than 60 days nor by less than 21 days the date on which the meeting is to be held.

If the directors fail to fix in advance a date and time as the record date for any meeting of the shareholders of the Corporation, the record date for the determination of the shareholders entitled to notice of meetings of the shareholders shall be the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.

Chairman of meeting. The Chairman of the Board (if any), and in hisabsence the President, and in this absence a Vice-President who is a director shall act as chairman of the meetings. Failing all such persons, the shareholders present and entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair, the shareholders present shall choose one of their number to be chairman.

9.

Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

At any meeting, unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carded by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, that one of the said persons so present whose name stands first on the register in respect of such share shall be entitled to vote in respect thereof. Executors or administrators of a deceased shareholder' in whose sole name shares stand shall for the purpose of this section be deemed joint holders thereof.

If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination it shall be taken forthwith without adjournment. If a poll is demanded on any other question or as to the election of directors it shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

10.

Proxies. Votes at meetings of shareholders may by given either personally or by proxy. At every meeting at which he is entitled to vote every shareholder present in person shall have one vote on a show of hands. Upon a poll at which he is entitled to vote every shareholder present in person or by proxy shall have one vote for every share registered in his name.

Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a person, who need not be a shareholder, as his nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy.

An instrument appointing a proxy shall be in writing and executed by the shareholder or his attorney authorized in writing, or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized and to be valid it shall be deposited at the registered office of the Corporation or the place where the meeting is to take place prior to the meeting. Such instrument shall cease to be valid one year from its date, unless otherwise provided therein.

An instrument appointing a proxy may be in the following form or in any other form which complies with the requirements of the Act:

The undersigned shareholder of .................................................................. hereby appoints of........................................;or failing him .......................................... of as the nominee of the undersigned to attend and act for and on behalf of the undersigned at the  .............. meeting of the shareholders of the Corporation to be held on the  .......... day of and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

DATED the ...........................................................................................................

day of

(Signature of shareholder)

(This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, under its seal or by an officer or attorney thereof duly authorized.)

11.

Quorum . The persons present and each holding or representing by proxy at least one issued share of the Corporation shall be a quorum at any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting; for all other purposes the quorum for any meeting (unless a greater number of shareholders and/or a greater number of shares are required to be represented by the Act or by the articles of the Corporation or by any special or other specific by-law of the Corporation) shall consist of at least one person holding personally or representing by proxy 10% of the issued shares of the Corporation which entitle such holders to vote upon such business.

12.

Adjournment. If within one-half hour from the time appointed for the holding of a meeting of shareholders a quorum is not present, the meeting, if convened by or upon the requisition of shareholders as hereinbefore provided, shall be dissolved. If otherwise convened, it shall stand adjourned to the same day in the next week at the same time and place and no notice of the adjournment need be given. The shareholders entitled to vote thereat then present, whatever their number or the value of the shares represented by them, shall constitute a quorum. The chairman presiding at any meeting at which a quorum is present, with the consent of the meeting, may and, if directed by the meeting, shall adjourn such meeting from time to time and from place to place as the meeting shall determine, but no business shall be transacted at any adjourned meeting other than business which could properly have been transacted at the meeting from which the adjournment took place. It shall not be necessary to give notice to the shareholders of any adjourned meeting if such meeting is adjourned for periods aggregating not less than 30 days.

DIRECTORS

13.

Number. The affairs of the Corporation shall be managed by a board of directors composed of three (3) to fifteen (15) directors. The shareholders may fix the exact number of directors by resolution adopted by a majority of the shareholders.

14.

Duties. The board of directors shall manage and supervise the affairs and business of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and as are not by the Act, the articles, the by-laws, any special resolution of the Corporation or by statute expressly directed or required to be done in some other manner. Every director and officer of the Corporation shall exercise the powers and discharge the duties of his office honestly, in good faith and in the best interests of the Corporation, and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

15.

Vacancies. Where there is a vacancy or vacancies in the board of directors, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Where there is a quorum of directors in office and a vacancy occurs in the board, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term, unless the vacancy results from an increase in the number or minimum number of directors or from a failure of the shareholders to elect such minimum number in which event the vacancy shall be filled only by a vote of shareholders.

16.

Qualification. Every director shall be 18 or more years of age and no undischarged bankrupt or mentally incompetent person shall be a director. A majority of the board of directors shall be resident Canadians.

17.

Term of office. A directors terms of office (subject to the provisions, if any, of the articles of the Corporation) shall be from the date of the meeting at which he is elected or appointed until the annual meeting next following or until his successor is elected or appointed.

18.

Vacation of office. The office of a director shall ipso facto be vacated if

18.1

he becomes bankrupt or a receiving order is made against him or he makes an assignment under the Bankruptcy Act (Canada);

18.2

an order is made declaring him to be mentally incompetent or incapable of managing his own affairs; or

18.3

by notice in writing to the Corporation he resigns office and such resignation, if not effective immediately, becomes effective in accordance with its terms.

19.

Election and removal. Directors shall be elected annually, or at such other intervals not exceeding three years as may be provided by the articles of the Corporation or by the shareholders in general meeting on a show. of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. Subject to the articles of the Corporation, all the directors then in office shall retire at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re-election. The shareholders of the Corporation may, by resolution passed by a majority of the votes cast at a special meeting duly called for that purpose, remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

Whenever at any election of directors of the Corporation the full number of directors is not elected by reason of the disqualification, the refusal to act or failure to consent to act as a director or the death of any nominee or nominees, the directors elected may exercise all the powers of the board so long as the number of directors so elected constitutes a quorum.

A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

20.

Validity of acts. An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in his appointment, election or qualification.

21.

Remuneration of directors. The directors may be paid out of the funds of the Corporation by way of remuneration for their services such sums per annum as they may in their discretion from time to time determine. The board of directors may by resolution award special remuneration to any director in consideration of such director providing special services or undertaking any special responsibilities on behalf of the Corporation in addition to the routine work ordinarily required of a director by the Corporation. The confirmation by the shareholders of any such resolution shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

MEETING OF DIRECTORS

22.

Place of meeting. Meetings of the board of directors and of the executive committee of the board of directors (if any) may be held at any place within or outside Canada. A meeting of the board of directors may be called by the Chairman of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of the board of directors.

23.

Notice. Notice of the time and place for the holding of any such meeting shall be given to each director not less than two days before the date of the meeting. By exception, meetings of the board of directors or of the executive committee of the board of directors (if any) may be held at any time without formal notice if all the directors present and if all the absent directors waive notice.

A meeting of the board of directors to be held immediately following the election of directors at an annual general or special meeting of the shareholders may be held without notice. A meeting of the board of directors at which a director is appointed to fill a vacancy in the board may be held without notice of such meeting being given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, but only so long as a quorum of the directors is present.

24.

Waiver of notice. Notice of any meeting of the board of directors or of the executive committee of the board of directors (if any) or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by electronic mail or facsimile addressed to the Secretary of the Corporation.

25.

Telephone participation. Where all the directors have consented (either before or after the meeting), any director may participate in a meeting of the board of directors or of the executive committee of the board of directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and a director participating in a meeting shall be deemed to have attended such meeting.

26.

Adjournment. Any meeting of the board of directors or of the executive committee of the board of directors (if any) may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjournment meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat.

The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

27.

Quorum and voting. The directors may fix the quorum at meetings of the board of directors but unless so fixed, a majority of directors shall constitute a quorum for the transaction of business. Subject to the provisions of paragraph 28 hereof, no business shall be transacted by the directors except at a meeting of directors at which a quorum of the board is present and (except as permitted by the Act) at which a majority of the directors present are resident Canadians. Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting in addition to his original vote shall have a second or casting vote.

RESOLUTION IN WRITING

28.

A resolution in writing signed

28.1

by all directors entitled to vote on that resolution at a meeting of directors or executive committee of directors; or

28.2

 by all the shareholders;

whether composed of one or more counterparts or copies shall have the same force and effect as if passed at a meeting of the directors or shareholders duly convened and held.

OFFICERS

29.

Election and appointment of officers. The board of directors shall annually or as often as may be required elect a Chairman of the Board (if any), a President and appoint a Secretary and if deemed advisable may annually or as often as may be required appoint one or more Vice-Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers except the Chairman of the Board (if any), need be a director of the Corporation. Any two of such offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary Treasurer. The board of directors may from time to time appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the board of directors.

30.

Remuneration and removal of officers, etc. The remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

31.

Duties of officers may be delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

32.

Chairman of the Board. The board of directors may, if deemed appropriate, elect a Chairman of the Board who must be a member of the board of directors. This officer will be assigned the duties and responsibilities that the board of directors will determine.

33.

President. The President shall be the Chief Executive Officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any) the President shall, when present, preside at all meetings of the. board of directors, the executive committee of the board of directors (if any) and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incidental to his office.

34.

Vice-President. The Vice-President or, if more than one, the VicePresidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of shareholders. The Vice-President or, if more than one, the VicePresidents in order of seniority (if any), shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

35.

Secretary. The Secretary shall give or cause to be given notices for all meetings of the board of directors, executive committee of the board of directors (if any) and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of paragraph 49 hereof, of the books of share certificates, the ledger of shareholders, the share transfer ledger and any other securities ledger of the Corporation. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incidental to his office.

36.

Treasurer. Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositories as the board of directors may by resolution direct. He shall keep or cause to be kept the books of account and accounting records to record the transactions and accounts of the Corporation and generally to comply with the requirements of the Act. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incidental to his office. He may be required to give such bond for the faithful performance of his duties as the board of directors in their unlimited discretion may require, but no director shall be liable for failure to require any such bond or for the insufficiency or any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.*

37.

Assistant Secretary and Assistant Treasurer. The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority (if any), and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority (if any), shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or Assistant Secretaries, if more than one, and the Assistant Treasurer or Assistant Treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.

38.

General Manager or Manager . The board of directors may from time to time appoint a General Manager or one or more Managers (each of whom may but need not be a director of the Corporation) and may delegate to them such power and authority to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors or by the shareholders in general meeting) and to employ and discharge agents and employees of the Corporation as the board of directors considers desirable. If and so long as a- General Manager or Manager is a director he may but need not be known as a Managing Director. A General Manager or Manager shall respect and carry all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a General Manager or Manager shall be subject to discharge by the board of directors.

39.

Vacancies. If the office of Chairman of the Board (if any), President, VicePresident, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other office created by the board of directors pursuant to paragraph 29 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the board of directors shall in the case of the President or the Secretary and may in the case of the other officers elect or appoint, as the case may be, an officer to fill such vacancy

EXECUTIVE COMMITTEE

40.

Election. The board of directors, whenever it consists of six, may elect from time to time from its number an executive committee consisting of such number of members (not fewer than three) as the board may by resolution from time to time determine. A majority of the members of the executive committee shall be resident Canadians. Each member of the executive committee shall hold office at the discretion of the board.

41.

Removal, amendment and other. The board may from time to time by resolution remove any member without cause or add to or otherwise change the membership of the executive committee and may adopt rules or regulations relating to the calling, holding and quorum of meetings of the executive committee and the procedure thereat.

42.

Powers. The executive committee may exercise all the powers of the board of directors.

43.

Committees of the board. The board may appoint from its number one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those referred to in paragraph 47 hereof. A majority of the members of any such committee shall be resident Canadians.

44.

Auditing Committee. The Board will appoint each year among its members, an Auditing Committee composed of at least three directors of which the majority is not constituted of officers or employees of the Corporation or corporative entities of this group. The majority of the Auditing Committee shall execute the powers and duties determined by the Law.

45.

Transaction of business. The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside the Province of Quebec as shall be directed by the board of directors.

46.

Procedure. Unless otherwise determined by the board each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

47.

Limitations on authorities. No committee of directors shall have authority to:

47.1

submit to the shareholders any question or matter requiring the approval of the shareholders;

47.2

fill a vacancy among the directors or in the office of auditor or accountant or appoint or remove any of the Chief Executive Officer, however designated, the Chief Financial Officer, however designated, the Chairman of the Board or the President;

47.3

issue securities except in the manner and on the terms authorized by the directors;

47.4

declare dividends;

47.5

purchase, redeem or otherwise acquire securities of the share capital of the Corporation;

47.6

pay a commission with respect to the sale of securities of the Corporation;

47.7

approve a management information circular,

47.8

approve a take-over bid circular, directors' circular or issuer bid circular;

47.9

approve any financial statements required to be sent to shareholders; or

47.10

adopt, amend or repeal by-laws.

SHARES AND DIVIDENDS

48.

Allotment and issuance. Shares in the 'Corporation's authorized capital may from time to time be allotted and issued by resolution of the board of directors on such terms and conditions and to such persons or class of persons as the board of directors may determine.

49.

Certificates. Share certificates (and the form of stock transfer power on the reverse side thereof) shall be in such forrn as the board of directors may from time to time by resolution approve and such certificates shall be signed by any one of the Chairman of the Board (if any), the President or a Vice-President together with the Secretary or an Assistant Secretary (if any) holding office at the time of signing and notwithstanding any change in the persons holding such offices between the time of actual signing and the issuance of any certificate and notwithstanding that the Chairman of the Board (if any), the President or Vice-President or Secretary or Assistant Secretary signing may not have held office at the date of the issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

Notwithstanding the provisions of the last clause of paragraph 48 hereof, the signature of the Chairman of the Board (if any), the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares in the capital of the Corporation and certificates so signed shall be deemed to have been manually signed by the Chairman of the Board (if any), the President or Vice-President whose signature is so printed,* engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Corporation has appointed a transfer agent the signature of the Secretary or Assistant Secretary (if any) may also be printed, engraved, lithographed or otherwise mechanically reproduced and when countersigned by or on behalf of a transfer agent or branch transfer agent share certificates so signed shall be as valid to all intents and purposes as if they had been signed manually.

50.

Transfer agent and registrar . The board of directors may from time to time by resolution appoint or remove one or more transfer agents to keep the register of transfers and/or one or more registrars to keep the register of security holders, and may provide for the transfer and the registration of transfers of the securities of the Corporation in one or more places and such transfer agents and/or registrars shall keep all necessary books and registers of the Corporation for the transferring and registering of the securities of the Corporation for which they are so appointed. All certificates representing securities issued by the Corporation shall in the event of any such appointment be counter-signed by or on behalf of one of the said transfer agents and/or registrars, as the case may be.

51.

Surrender of certificates. No transfer of a share issued by the Corporation shall be recorded or registered unless or until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such share, unless or until duly executed share transfer power in respect thereof has been presented for registration.

52.

Defaced, destroyed, stolen or lost certificates. In case of the defacement, destruction, theft or loss of a share certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to a transfer agent or a branch transfer agent of the Corporation (if any), on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and With a request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost.

Upon the giving to the Corporation (or if there be a transfer agent and/or registrars, hereinafter, in this paragraph collectively referred to as the "Corporation's transfer agents and registrars", then to the Corporation and Corporation's transfer agents and registrars) of a bond of a surety company (or other security approved by the board of directors) in such form as is approved by the board of directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation's transfer agents and registrars, if any) against all loss, damage or expense which the Corporation (and the Corporation's transfer agents and registrars) may suffer or be liable for by reason of the issuance of a new certificate to such shareholder, a new certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the board of directors.

53.

Dividends. The board of directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation's articles.

The board of directors shall not declare and the Corporation shall not pay any dividend if there are reasonable grounds for believing that, after the payment, the Corporation would be unable to pay its liabilities as they become due or would have assets having a realizable value of an amount less than the aggregate of its liabilities and stated capital outstanding.

For the amount of any dividend that the board of directors may declare payable in cash, they may declare a stock dividend and issue therefor shares of the Corporation as fully paid.

54.

.

Receipt by joint holders. In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

55.

.

Reserves. The board may, before declaring any dividend or making any distribution of profits, set aside out of the profits of the Corporation such sums as it thinks proper as a reserve or reserves, which shall, at the discretion of the board, be applicable for any purposes to which profits of the Corporation may be applied.

RESPONSIBILITIES OF DIRECTORS AND OFFICERS

56.

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No director or officer of the Corporation shall be liable: for the acts, neglect or default of any other director, officer or for any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation; or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be placed out or invested; or for any loss or damage arising from the bankruptcy, insolvency or fault of any person, firm or corporation including any person, firm or corporation with whom any moneys, securities or effects shall be lodged or deposited; or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation; or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; the whole unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation, and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation without the authorization or approval of the board of directors.

If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

INDEMNITY OF DIRECTORS

57.

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Any director and officer of the Corporation and his heirs, executors, administrators and other personal representatives, shall from time to time be indemnified and saved harmless by the Corporation, from and against:

57.1

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him, for or in respect of any thing done or permitted by him in respect of the execution of the duties of his office, if he acted honestly, in good faith and in the best interests of the Corporation and in the belief that his conduct was lawful; and

57.2

all other costs, charges and expenses which he sustains or incurs in respect of the affairs of the Corporation.

VOTING SECURITIES IN OTHER BODIES CORPORATE

58

All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate and in such manner and by such person or persons as the board of directors of the Corporation shall from time to time determine by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

NOTICES AND OTHER

59

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Service. Any notice or other document required to be given or sent by the Corporation to any shareholder, director or auditor of the Corporation shall be served either personally or by sending it through the post in a prepaid envelope or by fax or by electronic mail addressed to such shareholder, director or auditor at his latest address as shown on the records of the Corporation, or if no address be given thereon then to the latest address of such shareholder, director or auditor known to the Secretary. With respect to every notice or other document sent by mail it shall be sufficient to prove that the envelope containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

60

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Undelivered mail. Where notices or other documents required to be given or sent by the Corporation to its shareholders have been mailed to a shareholder at his latest address as shown on the records of the Corporation and where, on three consecutive occasions, notices or other documents have been returned by the post office to the Corporation, the Corporation is not required to mail to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address.

61

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Non-recognition of trusts. Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share. Subject to the Act, a Corporation is not required to inquire into the existence of, or see to the performance or observance of, any duty owed to a third person by a registered holder of any of its securities, as the owner or registered holder thereof.

62

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Shares registered in more than one name. All notices or other documents shall, with respect to any shares in the share capital of the Corporation registered in more than one name, be given to whichever of such persons is named first on the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

63

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Persons entitled by operation of law. Every person who by operation of law, by transfer or any other means whatsoever shall become entitled to any shares in the share capital of the Corporation shall be bound by every notice or other document in respect of such shares which, prior to his name and address being entered on the records of the Corporation, shall have been duly given to the person or persons from whom he derives his title to such shares.

64

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Deceased shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors, or administrators and all persons (if any), interested with him in such shares.

65

Signature to notices. The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

66

Computation of time. Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

67

Proof of service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

MISCELLANEOUS

68

Cheques, drafts, notes, etc. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons whether or not officers of the Corporation, and in such manner as the board of directors may from time to time designate by resolution.

69

Custody of securities. All securities (including warrants) owned by the Corporation shall be lodged in the name of the Corporation with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board of directors, with such other depositories or in such other manner as may be determined from time to time by the board of directors.

All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation and may be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

70

Contracts. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the President alone or any two directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing or a specified class thereof.

The seal of the Corporation may, when required, be affixed to agreements, contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

The term "contracts, documents or instruments in writing as used in this by-law shall include agreements, deeds, mortgages, hypothecs, pledges, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable and releases, receipts and discharges for the payment of money or of security or of other obligations and transfers and assignments of shares, warrants, bonds, debentures or other securities and all certificates, aftestations and writings.

71

Securities. In particular, without limiting the generality of the foregoing, the President alone or any two directors are authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling assigning, transferring, exchanging, converting or conveying any such shares, bonds, debentures, rights, warrants or other securities.

72

Signature. The signature of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the board of directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature is so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

The Chairman of the Board (if any), President, Vice-President, Secretary and Treasurer and such other person or persons as the board may appoint, or any of them, are authorized and empowered to appear and answer for the Corporation to all writs, summonses, orders and interrogatories upon articulated facts and other proceedings issued out of any court; to declare under oath for and on behalf of the Corporation in answer to writs of attachment by way of garnishment or other attachment in the hands of the Corporation; to make all contracts, affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party; to make demands of abandonment or petitions for winding-up or receiving orders upon any of the debtors of the Corporation; to attend and vote at all meetings of creditors and grant proxies in connection therewith.

AUDITORS

73

Unless all of the shareholders of the Corporation consent and resolve not to appoint an auditor in accordance with Section' 163 of the Act at each annual meeting, an auditor or auditors shall be appointed for the purpose of auditing and verifying the accounts of the Corporation for the ensuing financial year in the manner required by the Act. The remuneration of the auditor or auditors shall be determined by the shareholders or by the board under authority of the shareholders.

FINANCIAL YEAR

74

The financial year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

AMENDMENT

75

Amendment to the By-laws. The board of directors may, from time to time, adopt by-laws not contrary to law or to the articles of the Corporation for the purposes indicated in the laws governing the Corporation, and may repeal, amend or re-enact by-laws of the Corporation, but every such bylaw (excepting by-laws made respecting agents, officers and employees of the Corporation) and every repeal, amendment or re-enactment thereof, unless in the meantime approved at a special general meeting of the shareholders of the Corporation duly called for that purpose, shall only have force until the next annual general meeting of the Corporation and, in default of confirmation thereat, shall, at and from that time, cease to have force.

CERTIFIED as adopted by all the directors this 1st day of April 2006.

APPROVED AND CONFIRMED by the sole shareholder this 1st day of April 2006.

Guy Hébert

President